Exhibit 1.3


                         THE CHARLES SCHWAB CORPORATION
                                MEDIUM TERM NOTES
                             DISTRIBUTION AGREEMENT




                                  May 19, 2000


Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010

Charles Schwab & Co., Inc.
101 Montgomery Street
San Francisco, California  94104

Dear Ladies/Gentlemen:

               The Charles Schwab Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of such aggregate initial public offering price of its Medium-Term Notes, Series A, due more than 9 months from date of issue, as at such time (a) has been duly authorized for issuance and sale by the Board of Directors of the Company and (b) is covered by one or more registration statements that have become effective under the Securities Act of 1933, as amended (the "Notes"). The Notes may be issued as senior indebtedness (the "Senior Notes") or as senior subordinated indebtedness (the "Senior Subordinated Notes") of the Company. The Senior Notes will be issued pursuant to the provisions of a senior indenture dated as of July 15, 1993, as amended (the "Senior Debt Indenture") between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as trustee (the "Trustee"). The Senior Subordinated Notes will be issued pursuant to the provisions of a senior subordinated indenture dated as of July 15, 1993, as amended (the "Senior Subordinated Debt Indenture") between the Company and the Trustee. The Senior Debt Indenture and the Senior Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

               Subject to the terms and conditions stated herein, and subject to the reservation by the Company of the right to appoint additional Agents that will agree to be subject to the terms hereof pursuant to Section 12 hereof and to sell Notes directly on its own behalf at any time and to any person in those jurisdictions where such offering by the Company is authorized, the Company hereby appoints Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Goldman, Sachs & Co. ("Goldman, Sachs"), Credit Suisse First Boston Corporation ("CS First Boston"), and Charles Schwab & Co., Inc. ("Charles Schwab") (individually, an "Agent" and collectively, the "Agents") as its exclusive agents for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof. Each Agent acknowledges that, in the case of any sale of Notes by the Company not resulting from a solicitation made or an offer to purchase received by such Agent, or arising in connection with a purchase by such Agent as principal, no commission shall be payable to such Agent with respect to such sale. Each Agent further acknowledges that in acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to such Agent as principal), such Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes.

               The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, and may in the future file one or more additional registration statements, in each case including a prospectus, relating to the Notes. The term "Registration Statement," as used herein, means, at any time, such of the foregoing registration statements, including the exhibits thereto, as are being used to offer Notes at such time. The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Company has filed an abbreviated registration statement to register additional Debt Securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

               1. Representations and Warranties. The Company represents and warrants to and agrees with each Agent as of the Commencement Date (as hereinafter defined), as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent pursuant to a Terms Agreement), as of each date the Company issues and delivers Notes, and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration
Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

               (a)The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this
Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to an Agent furnished to the Company in writing by such Agent expressly for use therein or
(B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses (iii) and (iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase Notes or on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

               (c)The Company is a duly incorporated, validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (d)Each of Schwab Holdings, Inc. ("Holdings"), Charles Schwab, and each other subsidiary of the Company that is a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Commission (each, a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") is a duly incorporated, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (e)Each of this Agreement and any applicable Written Terms Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Company.

               (f)Each  Indenture  has  been  duly  qualified  under  the  Trust
Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (g)The forms of Notes have been duly authorized and, when the Notes have been executed and authenticated in accordance with the provisions of the relevant Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of such Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (h)The execution and delivery by the Company of this Agreement, the Notes, the Indentures and any applicable Written Terms Agreement, and the performance by the Company of its obligations under this Agreement, the Notes, the Indentures and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or Charles Schwab or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indentures and any applicable Terms Agreement, or for the performance by Charles Schwab of its obligations under this Agreement and any applicable Terms Agreement, except such as have been obtained, and such as may be required by the securities or Blue Sky laws of the various states and territories in connection with the offer and sale of the Notes; provided, however, that no representation is made as to whether the purchase of the Notes constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

               (i)There has not occurred any material adverse change, or any development which could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

               (j)There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

               (k)The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (l)Each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (m)Each of the Company and its Significant Subsidiaries is duly registered as a broker-dealer, municipal securities broker or dealer, investment adviser, or transfer agent, as the case may be, in each jurisdiction wherein the conduct of its business requires such registration, and each of the Company and its Significant Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registrations, except to the extent that the failure to be so registered or be in compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (n)Charles Schwab is a member in good standing of the associations and exchanges indicated in the Prospectus and is registered as a broker-dealer with the Commission and in all 50 states, the District of Columbia and Puerto Rico, except to the extent that the failure to be in good standing or be so registered would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               2. Solicitations as Agent; Purchases as Principal.

               (a)Solicitations as Agent. In connection with an Agent's actions as agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

               The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c). If the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

               The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such Note:



Term of Note                                              Commission Rate

From 9 months to less than 12 months                           .125%
From 12 months to less than 18 months                          .150%
From 18 months to less than 2 years                            .200%
From 2 years to less than 3 years                              .250%
From 3 years to less than 4 years                              .350%
From 4 years to less than 5 years                              .450%
From 5 years to less than 6 years                              .500%
From 6 years to less than 7 years                              .550%
From 7 years to less than 10 years                             .600%
From 10 years to less than 15 years                            .625%
From 15 years to less than 20 years                            .700%
From 20 years to 30 years                                      .750%
More than 30 years                                             .875%

               Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

               (b)Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will take the form of either (i) a written agreement between such Agent and the Company, which may be substantially in the form of Exhibit A hereto (a "Written Terms Agreement") or (ii) an oral agreement between such Agent and the Company, which may be confirmed in writing by such Agent to the Company.

               An Agent's commitment to purchase Notes as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

               Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent pursuant to a Terms Agreement is referred to herein as a "Settlement Date."

               Unless otherwise specified in a Terms Agreement, if an Agent is purchasing Notes as principal such Agent may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

               (c)Administrative Procedures. The Agents and the Company agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes, Series A, Administrative Procedures
(attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

               (d)Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to each Agent's obligation to begin soliciting offers to purchase Notes as an agent of the Company shall be delivered at the office of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Company, not later than 1:00 p.m., California time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes or (ii) the first date on which the Company accepts any offer by an Agent to purchase Notes pursuant to a Terms Agreement. The date of delivery of such documents is referred to herein as the "Commencement Date."

               (e) Obligations  Several.   The  Company  acknowledges  that  the
obligations of the Agents under this Agreement are several and not joint.

               3. Agreements. The Company agrees with each Agent that:

               (a)Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

               (b)If,  at any time when a  prospectus  relating  to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agents or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until 180 days after the date any Agent has purchased Notes as principal from the Company, if any event described above in this paragraph
(b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

               (c)The Company will make generally available to its security holders and to the Agents as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

               (d)The Company will furnish to each Agent, without charge, a conformed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

               (e)The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualification for as long as the Agents shall reasonably request.

               (f)The Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indentures, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

               (g)The Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

               (h)The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes,
(iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any reasonable out-of-pocket expenses incurred by the Agents; provided that any advertising expenses incurred by the Agents shall have been approved by the Company.

               (i)Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the Agent under such Term Agreement, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Notes that are to be sold pursuant to such Terms Agreement (other than (i) such Notes, (ii) Notes previously agreed to be sold by the Company and
(iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such Terms Agreement.

               4. Conditions of the Obligations of the Agents. Each Agent's obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

               (a)Prior to such solicitation or purchase, as the case may be:

               (i)there shall not have occurred any change, or any development which could reasonably be expected to result in a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the relevant Agent, is material and adverse and that makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

               (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made; and

               (iii) there shall not have  occurred any  downgrading,  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

               (b)On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received:

               (i)The  opinion,   dated  as  of  such  date,  of  Howard,  Rice,
               Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Company, to the effect that:

                  (A) Charles Schwab is a duly incorporated, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and conduct its business as described in the Prospectus, as then amended or supplemented;

                  (B) each of this Agreement and any applicable Written Terms Agreement has been duly authorized, executed and delivered by the Company;

                  (C) each Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms
                  except  as   enforcement   thereof   (a)  may  be  limited  by
                  bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws or court decisions affecting creditors' rights generally, (b) is subject to general principles of equity, regardless of whether codified by statute and regardless of whether enforcement is considered in a proceeding in equity or at law, and (c) is subject to certain additional customary exceptions;

                  (D) the forms of Notes have been duly authorized and established in conformity with the provisions of the relevant Indenture and, if such Note is duly executed by the Company and completed and authenticated by the Trustee in accordance with the terms of the relevant Indenture and delivered to and duly paid for by the purchasers thereof in accordance with this Agreement and any applicable Terms Agreement on the date of such opinion, such Note would be entitled to the benefits of such Indenture and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as enforcement thereof (a) may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws or court decisions affecting creditors' rights generally, (b) is subject to general principles of equity, regardless of whether codified by statute and regardless of whether enforcement is considered in a proceeding in equity or at law, and (c) is subject to certain additional customary exceptions;

                  (E) (1) the execution and delivery by the Company of this Agreement, the Indentures and any applicable Written Terms Agreement, and the performance by the Company of its obligations under this Agreement, the Indentures and any applicable Terms Agreement, as of the Commencement Date (or Settlement Date, if applicable) did not contravene, and (2) the execution and delivery by the Company of the Notes, assuming such Notes were executed, issued and delivered in accordance with this Agreement and the Indentures as of the Commencement Date (or Settlement Date, if applicable) would not contravene, (a) any provision of applicable law (other than the securities or Blue Sky laws of the various states as to which such counsel need express no opinion), or (b) the certificate or articles of incorporation or by-laws of the Company or Charles Schwab, or constitute a default under the Revolving Credit Facility, consisting of (i) a Credit Agreement (364-Day Commitment), between the Company, Bank of America National Trust and Savings Association, as
                  Administrative Agent, and the banks listed therein, as lenders, dated as of June 25, 1999, and the Promissory Notes issued pursuant thereto, and (ii) nine separate but substantially identical Credit Agreement (3-Year Commitment), between the Company and each of the banks listed in those Credit Agreements, each dated as of June 26, 1998, as amended, and the Promissory Notes issued pursuant thereto, or to the best knowledge of such counsel, after reasonable investigation, any other instrument or agreement binding upon the Company or any subsidiary and evidencing or related to indebtedness for borrowed money, except such instruments and other agreements relating to capitalized lease obligations and installment purchase agreements for the acquisition of fixed assets for which indebtedness does not in the aggregate exceed $15 million; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes (assuming such Notes were executed, issued and delivered in accordance with this Agreement and the Indentures as of the Commencement Date or Settlement Date, if applicable), the Indentures and any applicable Terms Agreement, or for the performance by Charles Schwab of its obligations under this Agreement and any applicable Terms Agreement, except such as are specified and have been obtained, and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, however, that such counsel need not express an opinion as to whether the purchase of the Notes constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

                  (F) the statements (1) in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities"
                  (in the Basic Prospectus), "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus), and (2) in the Registration Statement, as then amended or supplemented, under Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                  (G) such counsel is of the opinion that the statements in the Prospectus, as amended or supplemented, under the caption "Certain United States Federal Income Tax Consequences" are accurate in all material respects.

                    The letter  containing  such  opinion  shall also  contain a statement that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and such counsel makes no representation that it has independently verified the accuracy, completeness or fairness of such statements (except as to those matters stated in subparagraphs (F) and (G) above), such counsel has no reason to believe (1) that any document, if any, filed by the Company pursuant to the Exchange Act and incorporated by reference in the Prospectus, as then amended or supplemented (except for financial statements and schedules and other financial and statistical data included therein, and except for any proxy statement of the Company, as to which such counsel need not express any opinion), did not comply when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) that (except for the financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief, except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to and except for any proxy statement of the Company) any part of the Registration Statement, as amended, if applicable, as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules and other financial and statistical data included therein and except for any proxy statement of the Company, as to which such counsel need not express any opinion) do not comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) that (except for the financial statements and schedules and other financial and statistical data and except for any proxy statement of the Company, as to which such counsel need not express any belief) the Prospectus, as then amended or supplemented, if applicable, as of the date such opinion is delivered, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in the case of an opinion delivered on the Commencement Date or pursuant to Section 5(b), the opinion and belief set forth in clauses (3) and (4) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

               (ii) The opinion, dated as of such date, of the Office of Corporate Counsel of the Company to the effect that:

                  (A) the Company is a duly incorporated, validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (B) each of the Company's Significant Subsidiaries is a duly incorporated, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (C) each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (D) the statements (1) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, as then amended or supplemented and (2) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, and (3) under the caption "Employment Agreement and Name Assignment" in the Company's Proxy Statement for its Annual Meeting of Stockholders immediately succeeding the filing of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                  (E) after due inquiry, such counsel does not know of any contracts or other documents that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated as required;

                  (F) each of the Company and its Significant Subsidiaries is duly registered as a broker-dealer, municipal securities broker or dealer, investment adviser, or transfer agent, as the case may be, in each jurisdiction wherein the conduct of its business requires such registration, and each of the Company and its Significant Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registrations, except to the extent that the failure to be so registered or be in compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (G) Charles Schwab is a member in good standing of the associations and exchanges indicated in the Prospectus, as then amended or supplemented, and is registered as a broker-dealer with the Commission and in all 50 states, the District of Columbia and Puerto Rico, except to the extent that the failure to be in good standing or be so registered would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

                  (H) (1) the execution and delivery by the Company of the Agreement, the Indentures and any applicable Written Terms Agreement, and the performance by the Company of its obligations under the Agreement, the Indentures and any applicable Terms Agreement, as of the Commencement Date (or Settlement Date, if applicable), did not violate, and (2) the execution and delivery by the Company of the Notes, assuming such Notes were executed, issued and delivered in accordance with this Agreement and the Indentures as of the Commencement Date (or Settlement Date, if applicable), would not violate, to such counsel's best knowledge, after reasonable investigation, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except for such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole).

                  (I) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any statutes or regulations that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, that are not described as required.

                  (J) (1) Such counsel is of the opinion that the proxy statement most recently filed by the Company pursuant to the Exchange Act and incorporated by reference in the Prospectus, as then amended or supplemented, (except for financial statements and schedules and other financial and statistical data included therein, as to which such counsel need not express an opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (2) no facts have come to the attention of such counsel to lead them to believe that (except for the financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the proxy statement most recently filed pursuant to the Exchange Act by the Company and incorporated by reference in the Prospectus, when such part of Registration Statement became effective, and as of the date such opinion is delivered, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

             (iii)The opinion, dated as of such date, of Davis Polk & Wardwell, counsel for the Agents, covering the matters in subparagraphs (B), (C),
         (D) and (F) (with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus) and "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus)), and clauses (2), (3) and (4) of the last subparagraph of paragraph (b)(i) above.

               In giving the opinions referred to in paragraph (i) hereof, Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, may rely on the opinion of Davis Polk & Wardwell as to any matters governed by the laws of New York, and in giving the opinion referred to in paragraph (iii) hereof, Davis Polk & Wardwell may rely on the opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, as to any matters governed by laws of California. With respect to the last subparagraph of paragraph (b)(i) above, Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified. With respect to clauses (2), (3) and (4) of the last subparagraph of paragraph
               (b)(i) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

               The opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, described in paragraph (b)(i) above shall be rendered to the Agents at the request of the Company and shall so state therein.

               The opinion of the Office of Corporate Counsel of the Company described in paragraph (b)(ii) above shall be rendered to the Agents at the request of the Company and shall so state therein.

               (c)On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, signed by an executive officer of the Company to the effect set forth in subparagraph (a)(iii) above and to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (d)On  the  Commencement  Date and,  if  called  for by any Terms
Agreement, on the corresponding Settlement Date, the Company's independent auditors shall have furnished to the relevant Agents a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

               (e)On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

               5. Additional Agreements of the Company.

               (a)Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company will deliver or cause to be delivered forthwith to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in
Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

               (b)Each  time the  Company  furnishes a  certificate  pursuant to
Section 5(a), the Company will furnish or cause to be furnished forthwith to each Agent written opinions of (i) independent counsel for the Company and (ii) the Office of Corporate Counsel for the Company. All such opinions shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinions referred to in Sections 4(b)(i) and (ii), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions. In lieu of such opinions, counsel last furnishing such an opinions to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinions to the same extent as though it were dated the date of such letter (except that statements in such last opinions will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

               (c)Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent public accountants forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

               6. Indemnification and Contribution.

               (a)The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Agent or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein.

               (b)Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

               (c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley or, if Morgan Stanley is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d)To the extent the  indemnification  provided  for in paragraph
(a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company on the one hand and of each Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this Section 6 shall be several (in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and not joint.

               (e)The Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               7. Position of the Agents. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent as principal pursuant to a Terms Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

               8. Termination. This Agreement may be terminated at any time by the Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a),
Section 2(e), the last sentence of Section 3(b) and Sections 3(c), 3(h), 6, 7, 9, 11 and 14 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

               9. Representations and Indemnities to Survive. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any termination of this Agreement or any such Terms Agreement, any investigation made by or on behalf of an Agent or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Notes.

               10.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Morgan Stanley, will be mailed, delivered or telefaxed and confirmed to Morgan Stanley at 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: Manager--Continuously Offered Products (telefax number: 212-761-0780), with a copy to Morgan Stanley at 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Information Center (telefax number: 212-761-0260), if sent to Goldman, Sachs, will be mailed, delivered or telefaxed and confirmed to Goldman, Sachs at 85 Broad Street, New York, New York 10004, Attention: Credit Department, Medium-Term Notes (telefax number: 212-357-8680), if sent to CS First Boston, will be mailed, delivered or telefaxed and confirmed to CS First Boston at 11 Madison Avenue, 5th Floor, New York, NY 10010, Attention: Helena Wilner (telefax number: 212-325-8183), if sent to Charles Schwab, will be mailed, delivered or telefaxed and confirmed to Charles Schwab at 120-30, 101 Montgomery Street, San Francisco, California 94104, Attention: Chief Financial Officer (telefax number:
415-636-5436) or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 120-30, 101 Montgomery Street, San Francisco, California 94104, Attention: Chief Financial Officer (telefax number:
415-636-5436).

               11.Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

               12.Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on seven days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

               13.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

               14.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

               15.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each of you.

               Very truly yours,

               THE CHARLES SCHWAB CORPORATION



               By  /s/ Christopher V. Dodds
                   --------------------------------
                 Name:    Christopher V. Dodds
                 Title:   Executive Vice President, Chief Financial Officer

The  foregoing  Agreement
is hereby  confirmed
and accepted as of the
date first above written.

MORGAN STANLEY & CO. INCORPORATED


By  /s/ Harold J. Hendershot, III
    ---------------------------------
   Name:
   Title:

GOLDMAN, SACHS & CO.


By  /s/ Goldman, Sachs & Co.
    ---------------------------------
   Name:
   Title:

CREDIT SUISSE FIRST BOSTON CORPORATION


By  /s/ Julie A. Keogh
    ---------------------------------
   Name:  JULIE A. KEOGH
   Title: AUTHORIZED SIGNATORY

CHARLES SCHWAB & CO., INC.


By /S/ Christopher V. Dodds
   ----------------------------------
   Name:  Christopher V. Dodds
   Title: Executive Vice President, Chief Financial Officer

                                                                       EXHIBIT A


                         THE CHARLES SCHWAB CORPORATION

                           MEDIUM-TERM NOTES, SERIES A

                                 TERMS AGREEMENT



                                                                         , 200
                                                          ---------------     --

The Charles Schwab Corporation
101 Montgomery Street
San Francisco, California  94104

Attention:


            Re:      Distribution Agreement dated                , 2000
                                                 ----------- ----
                     (the "Distribution Agreement")


                     We agree to purchase your Medium-Term Notes, Series A, having the following terms:

                     [We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:

                                                              Principal Amount
         Name                                                     of Notes

Morgan Stanley & Co.
  Incorporated
Goldman, Sachs & Co.
Credit Suisse First Boston
  Corporation
Charles Schwab & Co., Inc.

               Total . . . . $
                                                         ===========

     The Notes shall have the following terms:]*

------------------------------------
* Delete if the transaction will not be syndicated.


All Notes:                 Fixed Rate Notes:               Floating Notes:

Principal                  Interest                        Base Rate:
 Amount:                    Rate:

Purchase                   Index Amortization              Maturity:
 Price:                     Schedule:

Price to                   Spread (Plus or                 Multiplier:
 Public:                    Minus):

Settlement                 Applicability of Annual         Initial Interest
 Date and Time:             Spread Payments:                Rate:

Place of                   Interest Payment                Interest Reset
 Delivery:                  Date(s):                        Dates:

Original Issue             Interest Payment                Maximum Interest
 Date:                      Period:                         Rate:

Interest Accrual                                           Minimum Interest
 Date:                                                      Rate:

Maturity                                                   Calculation Agent:
 Date:

Optional Repayment                                         LIBOR
 Date(s):                                                   Reuters/Telerate:

Optional Redemption
 Date:

Initial Redemption
 Date:

Initial Redemption
 Percentage
 Reduction:

Annual Redemption
 Percentage
 Reduction:





Ranking:

Other Terms:

                  The provisions of Sections 1, 2(b) and 2(c) and 3 through 6, 9, 10, 11 and 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

                  [If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such
other proportions as                   may specify,  to purchase the Notes which
                    -------------------
such defaulting Agent or Agents agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that any Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Agent. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to and the  Company  for the  purchase  of such Notes are not made
----------------
within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such
case either                  or the Company shall have the right to postpone the
            ----------------
Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.]**

-------------------------------------------
** Delete if the transaction will not be syndicated.

                  This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(h), 6, 9, 11 and 14 of the Distribution Agreement shall survive for the purposes of this Agreement.



                  The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required:
           ---------------------




                                            [NAME OF RELEVANT AGENT(S)]



                                        By
                                           ---------------------------------
                                            Title:



Accepted:

THE CHARLES SCHWAB CORPORATION


By
   ----------------------------
    Title:

                                                                       EXHIBIT B





                         THE CHARLES SCHWAB CORPORATION

                           MEDIUM-TERM NOTES, SERIES A

                            ADMINISTRATIVE PROCEDURES

                        ---------------------------------




                  Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes, Series A (the "Notes"), on a continuous basis by The Charles Schwab Corporation (the "Company") pursuant to
the  Distribution  Agreement,  dated as of           ,  2000 (the  "Distribution
                                           ------ ---
Agreement") among the Company and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Credit Suisse First Boston Corporation, and Charles Schwab & Co., Inc. (the "Agents"). The Notes may be issued as senior indebtedness (the "Senior Notes") or senior subordinated indebtedness (the "Senior Subordinated Notes") of the Company, and as used herein the term "Notes" includes the Senior Notes and the Senior Subordinated Notes. The Senior Notes will be issued pursuant to the provisions of a senior indenture dated as of July 15, 1993, as amended (the "Senior Debt Indenture"), between the Company and The Chase Manhattan Bank (formerly Chemical Bank) ("Chase"), as trustee. The Senior Subordinated Notes will be issued pursuant to the provisions of a senior subordinated indenture dated as of July 15, 1993, as amended (the "Senior Subordinated Debt
Indenture"), between the Company and Chase, as trustee. The Senior Debt Indenture and the Senior Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." In the Distribution Agreement, the Agents have agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through the Agents, as agents of the Company. An Agent, as principal, may also purchase Notes for its own account, and in connection with such purchase the Company and such Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

                  Chase will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for both the Senior Notes and the Senior Subordinated Notes and will perform the duties specified herein. Each Note will be represented by either a Global Security (as defined below) delivered to Chase, as custodian for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Indentures, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

                  Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in
Part I hereof as they may subsequently be amended as the result of changes in DTC'S operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indentures, the Notes or any Prospectus Supplement relating to the Notes shall be used herein as therein defined.

                  The Company will advise the Agents in writing of the employees of the Company with whom the Agents are to communicate regarding offers to purchase Notes and the related settlement details.

PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

                  In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Chase will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and Chase to DTC, dated as of August 3, 1993 (the "Letter of Representation"), as amended, and a Medium-Term Note Certificate Agreement between Chase and DTC, dated as of December 2, 1988 (the "MTN Certificate Agreement") , and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:              On any date of settlement (as defined under  "Settlement"
                       below) for one or more Book-Entry Notes, the Company will
                       issue a single global security in  fully registered  form
                       without coupons (a "Global Security") representing  up to
                       U.S. $200,000,000 principal amount of all such Notes that
                       have the same Original  Issue  Date,  Maturity  Date  and
                       other terms.  Each  Global  Security  will  be  dated and
                       issued  as  of  the  date of its authentication by Chase.
                       Each  Global  Security  will  bear  an  "Interest Accrual
                       Date," which  will  be  (i)  with  respect to an original
                       Global  Security  (or any portion thereof),  its original
                       issuance  date  and  (ii)  with  respect  to  any  Global
                       Security  (or  any portion thereof)  issued  subsequently
                       upon exchange of a Global  Security,  or  in  lieu  of  a
                       destroyed, lost  or  stolen  Global  Security,  the  most
                       recent Interest Payment Date to which interest  has  been
                       paid  or  duly  provided  for  on  the predecessor Global
                       Security  or  Securities  ( or  if  no  such  payment  or
                       provision has been  made,  the  original issuance date of
                       the predecessor Global Security), regardless  of the date
                       of  authentication  of  such  subsequently  issued Global
                       Security.  Book-Entry Notes may be payable only  in  U.S.
                       dollars.    No   Global   Security   will  represent  any
                       Certificated Note.

Denominations:         Book-Entry Notes will be issued in principal  amounts  of
                       U.S. $1,000 or any  amount  in  excess thereof that is an
                       integral multiple of U.S. $1,000.  Global Securities will
                       be denominated in principal amounts not in excess of U.S.
                       $200,000,000.  If  one or more Book-Entry Notes having an
                       aggregate principal  amount  in  excess  of  $200,000,000
                       would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $200,000,000 principal amount of such Book-Entry Note or Notes and an additional
                       Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same
                       CUSIP number.

Preparation            If any offer to purchase a Book-Entry Note is accepted by
of Pricing             or on  behalf  of the Company, the Company will prepare a
Supplement:            pricing supplement  (a  "Pricing Supplement")  reflecting
                       the terms of such Note.  The Company (i) will  arrange to
                       file 10 copies (or, if participating in the  Commission's
                       Electronic Data Gathering, Analysis  and Retrieval system
                       ("EDGAR"),  such number of  copies as is  required by the
                       rules and  regulations  of the Commission governing EDGAR
                       filings then in effect) of such Pricing  Supplement  with
                       the  Commission   in  accordance  with   the   applicable
                       paragraph   of  Rule 424(b) under the Act,  (ii) will, as
                       soon  as  possible  and  in  any  event  not  later  than
                       11:00 A.M. on the Business Day following the trade  date,
                       deliver the number of copies of such  Pricing  Supplement
                       to  the  relevant  Agent  at  the address   listed  below
                       as such Agent shall request and (iii) will, on the relevant Agent's behalf, promptly file five copies of such Pricing Supplement with the National Association of Securities Dealers, Inc. (the "NASD"). The relevant
                       Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                       Pricing   Supplements  shall  be delivered as follows:

                       If to Morgan Stanley & Co. Incorporated, at:

                       Morgan Stanley & Co. Incorporated
                       1585 Broadway, 2nd Floor
                       New York, New York 10036
                       Attn.:  Medium-Term Note Trading Desk
                       Telephone: (212) 761-1322
                       Telecopier: (212) 761-8846

                       If to Goldman, Sachs & Co., at:

                       Goldman, Sachs & Co.
                       85 Broad Street
                       New York, New York 10004
                       Attn:  Credit Department -Medium Term Notes
                       Telephone: (212) 902-3589
                       Telecopier: (212) 357-8680

                       If to Credit Suisse First Boston Corporation, at:

                       Credit Suisse First Boston Corporation
                       11 Madison Avenue, 5th Floor
                       New York, NY 10010
                       Attn:  Helena Wilner
                       Telephone:  (212) 325-7198
                       Telecopier: (212) 325-8183

                       In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:            The receipt by the Company of immediately available funds
                       in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement             Procedures  with  regard  to each Book-Entry Note sold by
Procedures:            the  Company  to  or through  an  Agent (unless otherwise
                       specified pursuant to a Terms Agreement and reasonably acceptable to Chase) shall be as follows:

                       A.  The  relevant  Agent  will  advise  the   Company  by
                           telephone that such Note is a Book-Entry Note and of the following settlement information:

                           1.  Principal amount.

                           2.  Maturity Date.

                           3. In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate (and, if LIBOR, Reuters or Telerate), Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

                           4.  Redemption or repayment provisions (if any).

                           5.  Ranking.

                           6.  Settlement  date and time (Original Issue Date).

                           7.  Interest Accrual Date.

                           8.  Price.

                           9.  Agent's   commission   (if  any)   determined  as
                               provided in the Distribution Agreement.

                           10. Any other applicable terms.

                       B. The Company will advise Chase by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above and of the name of the applicable Agent. The Company will then assign a CUSIP number to the Global Security representing such Note and will notify Chase and the relevant Agent of such CUSIP number by telephone as soon as practicable.

                       C. Chase will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the relevant Agent and Standard & Poor's Corporation:

                           1. The information set forth in Settlement Procedure "A".

                           2. The Initial Interest Payment Date for such Note, the number of days by which such date succeeds the related DTC Record Date (which in the case of Floating Rate Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Notes, shall be the Record Date as defined in the Note) and, if known, the amount of interest payable on such Initial Interest Payment Date.

                           3.  The   CUSIP   number   of   the  Global  Security
                               representing such Note.

                           4. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

                           5.  Whether such Note is an  Amortizing  Note (by  an
                               appropriate  notation  in   the   comments  field
                               of DTC's Participant Terminal System).

                           6.  The   number  of   Participant  accounts   to  be
                               maintained by DTC on behalf of the relevant Agent and Chase.

                       D. Chase will complete and authenticate the Global Security representing such Note.

                       E.  DTC  will   credit  such  Note to Chase's participant
                           account  at DTC.

                       F. Chase will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to Chase's participant account and credit such Note to the relevant Agent's participant account and (ii) debit such Agent's settlement account and credit Chase's settlement account for an amount equal to the price of such Note less such Agent's commission (if any). The entry of such a deliver order shall constitute a representation and warranty by Chase to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) Chase is holding such Global Security pursuant to the MTN Certificate Agreement.

                       G. Unless the relevant Agent is the end purchaser of such Note, such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                       H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                       I. Chase will credit to the account of the Company maintained at Citibank, N.A., New York, New York, in immediately available funds, the amount transferred to Chase in accordance with Settlement Procedure "F".

                       J. Unless the relevant Agent is the end purchaser of such Note, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                       K. Monthly, Chase will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indentures and setting forth a brief description of any sales of which the Company has advised Chase that have not yet been settled.

Settlement             For  sales  by  the  Company  of  Book-Entry  Notes to or
Procedures             through an Agent (unless otherwise specified pursuant  to
Timetable:             a Terms Agreement and reasonably acceptable to Chase) for
                       settlement on the first Business Day   after   the   sale
                       date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

                       Settlement
                       Procedure                         Time

                          A             11:00   A.M.   on the sale date
                          B              2:00   Noon   on the sale date
                          C              2:00   P.M.   on the sale date
                          D              9:00   A.M.   on settlement date
                          E             10:00   A.M.   on settlement date
                         F-G             2:00   P.M.   on settlement date
                          H              4:45   P.M.   on settlement date
                         I-J             5:00   P.M.   on settlement date

                       If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 and 2:00 P.M., respectively, on the first Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                       If settlement of a Book-Entry Note is rescheduled or cancelled, Chase, after receiving notice from the Company or the relevant Agent no later than 12:00 Noon on the Business Day immediately preceding the scheduled settlement date, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.


Failure to             If  Chase  fails  to  enter  an  SDFS  deliver order with
Settle:                respect  to  a  Book-Entry  Note  pursuant to  Settlement
                       Procedure "F", Chase may deliver  to  DTC, through  DTC's
                       Participant  Terminal System,  as  soon as  practicable a
                       withdrawal message  instructing DTC to debit such Note to
                       Chase's  participant  account,  provided   that   Chase's
                       participant  account contains a principal  amount  of the
                       Global Security  representing  such Note that is at least
                       equal  to  the  principal  amount  to  be  debited.  If a
                       withdrawal  message  is processed with respect to all the
                       Book-Entry Notes represented by a Global Security,  Chase
                       will   mark   such   Global  Security  "cancelled,"  make
                       appropriate  entries in Chase's  records  and  send  such
                       cancelled  Global  Security  to  the  Company.  The CUSIP
                       number  assigned  to   such  Global  Security  shall,  in
                       accordance  with  the  procedures  of  the CUSIP  Service
                       Bureau of Standard & Poor's Corporation, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, Chase will exchange such Global Security for two Global
                       Securities,  one of which shall represent such Book-Entry
                       Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                       If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Upon receipt of notice of such event, Chase will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                       Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                       In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, Chase will provide, in accordancef with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

        Chase will serve as Registrar in connection with the Certificated Notes.

Issuance:              Each Certificated Note will be dated and issued as of the
                       date of its  authentication by Chase.  Each  Certificated
                       Note will bear an Original Issue Date,  which will be (i)
                       with  respect  to  an  original Certificated Note (or any
                       portion thereof), its original issuance date (which  will
                       be  the  settlement  date)  and  (ii) with respect to any
                       Certificated    Note    (or   portion   thereof)   issued
                       subsequently upon transfer or exchange  of a Certificated
                       Note  or  in  lieu  of   a  destroyed,   lost  or  stolen
                       Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated
                       Note.

Preparation            If  any offer to purchase a Certificated Note is accepted
of Pricing             by or on behalf of the Company,  the Company will prepare
Supplement:            a Pricing Supplement reflecting  the  terms of such Note.
                       The  Company  (i)  will arrange to file 10 copies (or, if
                       participating  in  EDGAR,  such number of  copies  as  is
                       required by the rules and  regulations  of the Commission
                       governing  EDGAR filings then in  effect) of such Pricing
                       Supplement  with  the Commission in accordance  with  the
                       applicable   paragraph   of  Rule  424(b)  under the Act,
                       (ii) will, as soon as possible and in any event not later than 11:00 A.M. on the Business Day following the trade date, deliver the number of copies of such Pricing
                       Supplement to the relevant Agent at the address set-forth above as such Agent shall request and (iii) will, on the relevant Agent's behalf, promptly file five copies of such Pricing Supplement with the NASD. The relevant Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                       In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:            The receipt by the Company of immediately available funds
                       in  exchange  for  an   authenticated  Certificated  Note
                       delivered to the relevant Agent and such Agent's delivery
                       of  such  Note  against  receipt of immediately available
                       funds shall constitute "settlement" with respect  to such
                       Note.  All offers accepted by the Company will be settled
                       on or before the third Business Day next  succeeding  the
                       date  of   acceptance   pursuant  to  the  timetable  for
                       settlement set forth below, unless the Company and the purchaser agree to settlement on another date.

Settlement             Settlement  Procedures  with  regard to each Certificated
Procedures:            Note sold by the Company to or through  an  Agent (unless
                       otherwise specified pursuant to a Terms Agreement and reasonably acceptable to Chase) shall be as follows:

                       A.  The  relevant  Agent  will  advise  the  Company   by
                           telephone that such Note is a Certificated Note and of the following settlement information:

                           1. Name in which such Note is to be registered ("Registered Owner").

                           2. Address of the Registered Owner and address for payment of principal and interest.

                           3. Taxpayer identification number of the Registered Owner (if available).

                           4.  Principal amount.

                           5.  Maturity Date.

                           6. In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial
                               Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate (and, if LIBOR, Reuters or Telerate), Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any).

                           7.  Redemption   or repayment provisions (if any).

                           8.  Ranking.

                           9.  Settlement  date and time (Original Issue Date).

                           10. Interest Accrual Date.

                           11. Price.

                           12. Agent's  commission   (if  any)   determined   as
                               provided in the Distribution Agreement.

                           13. Denominations.

                           14. Any other applicable terms.

                       B. The Company will advise Chase by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above and of the name of the applicable Agent.

                       C. The Company will have delivered to Chase a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and Chase:

                           1.  Note with customer confirmation.

                           2.  Stub One - For Chase.

                           3.  Stub  Two - For  the relevant Agent.

                           4.  Stub Three - For the Company.

                       D. Chase will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent at the address set-forth below, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to Chase. In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                       Certificated   Notes   shall   be delivered as follows:

                       If to Morgan Stanley & Co. Incorporated, at:

                       Bank of New York
                       Dealer Clearance Department
                       1 Wall Street, 3rd Floor
                       New York, New York  10005
                       Attn:  For the Account of
                       Morgan Stanley & Co. Incorporated

                       If to Goldman, Sachs & Co., at:

                       Goldman, Sachs & Co.
                       85 Broad Street
                       New York, New York 10004
                       Attn: Corporate Bond Operations
                       Telephone: (212) 902-5836

                       If to Credit Suisse First Boston Corporation, at:

                       Credit Suisse First Boston Corporation
                       11 Madison Avenue, 5th Floor
                       New York, NY 10010
                       Attn:  Helena Wilner
                       Telephone: (212) 325-7198
                       Telecopier:(212) 325-8183

                       If to Charles Schwab & Co., Inc., at:

                       The Charles Schwab Corporation
                       101 Montgomery Street
                       San Francisco, CA  94104
                       Attn: Christopher V. Dodds
                       Telephone:  (415)
                                         ------- ---
                       Telecopier: (415) [627-8188]

                       E.  Unless   the  relevant Agent  is   the  end purchaser
                           of such Note, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                       F. Chase will send Stub Three to the Company by first-class mail. Periodically, Chase will also send to the Company a statement setting forth the principal amount of the Notes outstanding as of that date under each Indenture and setting forth a brief description of any sales of which the Company has advised Chase that have not yet been settled.


Settlement             For  sales  by  the  Company of Certificated  Notes to or
Procedures             through an  Agent (unless otherwise specified pursuant to
Timetable:             a  Terms  Agreement  and reasonably acceptable to Chase),
                       Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times in New York City set forth below:

                       Settlement
                       Procedure            Time

                          A          2:00 P.M. on day before settlement date
                          B          3:00 P.M. on day before settlement date
                         C-D         2:15 P.M. on settlement date
                          E          3:00 P.M. on settlement date
                          F          5:00 P.M. on settlement date

Failure                If  a  purchaser fails  to  accept delivery  of  and make
to Settle:             payment for any  Certificated  Note,  the  relevant Agent
                       will notify the Company and Chase by telephone and return
                       such Note to Chase.  Upon  receipt  of  such notice,  the
                       Company will immediately  wire transfer to the account of
                       such  Agent an  amount equal  to  the  amount  previously
                       credited  thereto  in  respect of such  Note.  Such  wire
                       transfer  will   be  made  on  the  settlement  date,  if
                       possible,  and  in any  event not later than the Business
                       Day  following the settlement date.  If the failure shall
                       have occurred  for  any  reason  other than a default  by
                       such  Agent  in  the   performance   of  its  obligations
                       hereunder  and  under  the  Distribution Agreement,  then
                       the Company  will  reimburse  such  Agent  or  Chase,  as
                       appropriate, on an equitable  basis  for  its loss of the
                       use  of  the  funds  during  the  period  when  they were
                       credited  to  the  account  of  the  Company. Immediately
                       upon receipt of  the  Certificated   Note  in respect  of
                       which  such   failure  occurred,  Chase  will  mark  such
                       Note "cancelled," make appropriate entries in Chase's records and send such Note to the Company.